Exhibit 1.1





May 26, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

I have read Item 4 of Largo Vista Group, Ltd.'s Form 8-K dated March 16, 2000 and am in agreement with the statements contained therein insofar as they relate to my firm.


                         Very truly yours,


                    /s/ Jaak (Jack) Olesk, C.P.A.